SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported)  April 15, 1997


         FLORIDA INCOME FUND III, Limited Partnership
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



     DELAWARE                33-19152               65-0016187
---------------        ----------------------      ------------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


   12800 University Drive, Ste 675, Ft. Myers, FL     33907
   --------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report

                       TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS



ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



SIGNATURES





















Page 2
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                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


FORECLOSURE OF WALSINGHAM COMMONS SHOPPING CENTER

The Partnership has voluntarily agreed to the appointment of a receiver for Walsingham Commons and agreed to the entry of a final judgement of foreclosure in favor of the first mortgage holder, The Chase Manhattan Bank. In doing so, the Partnership has agreed that it will not contest the foreclosure. As a result, title to Walsingham Commons will be transferred from the Partnership at a judicial sale to be held at a later, as yet undetermined date.

The first mortgage loan is a non-recourse loan which limits liability of the mortgage debt. Therefore the lender cannot seek a deficiency judgment against the Partnership in the event that the property is sold for less than the mortgage loan balance.

The outstanding principal balance of the loan which is being foreclosed is $3,200,000.

The stipulation agreement provides that all net rental income received after November 1, 1996 shall be paid over to the receiver. Net rent is calculated by adding all collected rents and deducting all operating expenses paid by the Partnership.

Pursuant to information required by Article II of Regulation S-X, this action will have no effect on the balance sheet as stated or the Partnership's 10-K report filed for calendar year 1996 since the most recently filed balance sheet took this event into account.

If this action had occurred on January 1, 1996, the effect on the unaudited income statement for the twelve months ended December 31, 1996 would have been a decrease in revenue by $442,863, a decrease in operating expenses by $203,556, a decrease in other non-operating expenses by $239,992, and a decrease in depreciation and amortization expense by $132,254. All of the foregoing adjustments would have resulted in an increase in net income of $132,939.

Included in this report is a historical summary of the property's gross revenues and certain direct operating expenses for the twelve months ending 12/31/96, 12/31/95 and 12/31/94.



Page 3
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
                      WALSINGHAM COMMONS
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                             (1)
                          12/31/96     12/31/95      12/31/94
GROSS REVENUES

Total Gross Revenues      442,382      487,671       472,998

CERTAIN DIRECT
OPERATING EXPENSES

Maintenance                53,648       60,711        32,103
Utilities                   5,792        5,638         4,406
Administrative             65,719       66,755        69,670
Real Estate Taxes          67,511       69,544        75,377
Landlord Costs             10,886       11,423        24,317
                          --------     -------       -------
TOTAL CERTAIN DIRECT      203,556      214,071       205,873
OPERATING EXPENSES

EXCESS OF GROSS           238,826      273,600       267,125
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES



Note (1):     This column does not include the Net Rents which
              have been assigned to the receiver.












Page 4
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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND III, Limited Partnership
(REGISTRANT)



April 15, 1997



/S/ LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.




/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.



















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